UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 7, 2005

Centex Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth under this Item 2.03 is being reported pursuant to Item 2.03(a) of Form 8-K relating to the creation of a direct financial obligation.

     On October 7, 2005, CHEC Funding, LLC, a Delaware limited liability company (“CHEC Funding”) and an indirect, wholly-owned subsidiary of Centex Corporation (“Centex”), executed an underwriting agreement under which it became obligated to sell Centex Home Equity Loan Asset-Backed Certificates, Series 2005-D, to be issued by the Centex Home Equity Loan Trust 2005-D (the “Trust”), of which CHEC Funding will be the depositor, in the aggregate principal amount of $984,000,000, which consist of the following classes of securities:

•	Eight classes of Class A Certificates denominated as Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1 and Class AV-2;

•	Seven classes of Mezzanine Certificates denominated as Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7; and

•	Two classes of Class B Certificates denominated as Class B-1 and Class B-2.

The foregoing Centex Home Equity Loan Asset-Backed Certificates (the “Offered Certificates”) relate to securitized residential mortgage loans originated or acquired by Centex Home Equity Company, LLC, an indirect, wholly-owned subsidiary of Centex. The Offered Certificates will represent interests in the Trust only and will not be guaranteed by or represent interests in or obligations of Centex or any of its subsidiaries. The sole source of payments on the Offered Certificates will be the property of the Trust, which will include closed-end fixed rate and adjustable rate home equity loans (the “Home Equity Loans”). Accordingly, the timing of the principal and interest payments on the Offered Certificates will be dependent upon the payments received on the underlying Home Equity Loans. The holders of the Offered Certificates will have no recourse for non-payment to Centex or any of its subsidiaries. However, a subsidiary of Centex will be liable to the Trust for customary loan representations. In addition, for financial accounting purposes, the obligations evidenced by the Offered Certificates will be reflected as long-term indebtedness of Centex on a consolidated basis.

     Interest and principal payments on the Offered Certificates are scheduled to be paid monthly on the 25th day of the month or, if the 25th day is not a business day, then the next succeeding business day. The first scheduled distribution date for the Offered Certificates is November 25, 2005, and the final scheduled distribution dates for the Offered Certificates occur between September 2021 and October 2035, although it is expected that the actual last distribution date for each class of Offered Certificates will occur significantly earlier than the final scheduled distribution date due primarily to the rate of expected principal prepayments. Credit enhancement for the structure will be provided by excess interest, overcollateralization, subordination of certificates having a lower payment priority and limited cross-collateralization. An affiliate of Centex Home Equity Company, LLC may, at its option, terminate the Trust by purchasing, at a specified termination price, all of the Home Equity Loans and other Trust property on any distribution date on or after the date on which the aggregate outstanding loan balance of the Home Equity Loans is 10% or less of the aggregate outstanding loan balance of the Home Equity Loans on October 1, 2005 (the “Clean-Up Call Option”). If the Clean-Up Call Option is not exercised on the date on which it first could have been exercised, then the interest rates on the Offered Certificates will be increased.

     The issuance and sale of the Offered Certificates is expected to occur on or about October 12, 2005.

     CHEC Funding has registered the issuance of asset-backed certificates and asset-backed notes on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (Registration File No. 333-125022) (as amended, the “Registration Statement”). The issuance and sale of the Offered Certificates is a “take-down” of securities registered pursuant to the Registration Statement. On October 4, 2005, CHEC Funding filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”). The Form 8-K contains certain computational materials prepared for use in connection with the offering of the Offered Certificates. On or about October 12, 2005, CHEC Funding will file a final prospectus supplement to the prospectus contained in the Registration Statement (the “Prospectus Supplement”) with the SEC relating to the Offered Certificates. For additional information regarding the Offered Certificates and the transaction in which they will be issued, please refer to the Form 8-K and, when available, the Prospectus Supplement.

      Concurrently with the issuance and sale of the Offered Certificates, the Trust will also issue $12,000,000 principal amount of an additional class of Class B Certificate denominated as Class B-3, which will be sold by CHEC Funding in a private placement exempt from registration under the Act.

      THIS CURRENT REPORT ON FORM 8-K DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE CERTIFICATES DESCRIBED ABOVE.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 11, 2005, the Board of Directors of Centex Corporation, a Nevada corporation (the “Corporation”), amended and restated the By-Laws of the Corporation. The information presented in this Item 5.03 includes a description of each of the material amendments to the By-Laws of the Corporation, as formerly in effect (the “Former By-Laws”). This description does not purport to be complete, and is qualified in its entirety by reference to the full text of the amended and restated By-Laws of the Corporation (the “Amended By-Laws”), which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     The amendments reflected in the Amended By-Laws are intended, among other things, to revise, update and clarify various provisions of the Former By-Laws to ensure that they comply with Nevada law and reflect terms and provisions that the Corporation believes are typical of the bylaws of other comparable publicly traded companies. Such amendments became effective immediately upon their adoption by the Board of Directors.
•	Indemnification: The Amended By-Laws revise, expand and clarify the provisions applicable to indemnification of directors, officers, employees and agents of the Corporation. In particular, the indemnification provisions of the Amended By-Laws (i) include definitions of various terms used in such provisions; (ii) provide that, in contrast to directors and officers, employees and agents of the Corporation are entitled to indemnification at the discretion of the Board of Directors or certain officers of the Corporation; (iii) establish certain procedures for making determinations as to whether indemnification is proper, including procedures that would apply following a change of control of the Corporation; (iv) establish certain presumptions that apply in the event that a determination is required under applicable law as to whether a director or officer is entitled to indemnification; and (v) provide for contribution payments by the Corporation in the event that indemnification payments are not available (other than by reason of specific exclusions from the indemnification provisions). The Former By-Laws provided for indemnification of directors, officers, employees and agents, but did not include the specific provisions referred to above.

•	Scheduled Meetings of the Board of Directors: The Amended By-Laws eliminate the requirement contained in the Former By-Laws that the time and place of the first meeting of each newly elected Board of Directors be fixed by stockholder vote. In addition, the Amended By-Laws eliminate the pre-established schedule for regular quarterly meetings of the Board of Directors set forth in the Former By-Laws.

•	Conduct of Meetings: The Amended By-Laws provide that the Board of Directors may adopt rules and regulations for the conduct of stockholder meetings. In addition, under the Amended By-Laws the chairman of the meeting is given authority to adopt such rules, regulations and procedures and take such actions at stockholder meetings as he or she determines are appropriate. The Former By-Laws provided that the Chairman of the Board would be the chairman of any meeting of the stockholders and would determine the order of business and rules for the conduct of the meeting.

•	Notices: The Amended By-Laws provide for notices to be sent to directors and stockholders by electronic transmission to the extent permitted by law. The Former By-Laws permitted the delivery of electronic notices to directors, but did not contain similar provisions for notices to stockholders.

•	Reports to Stockholders: The Amended By-Laws eliminate the provision contained in the Former By-Laws that the Board of Directors must, when required by the holders of at least 33 1/[3]% of the outstanding shares of the Corporation, present written reports of the situation and amount of business of the Corporation.

•	Date and Time of Annual Meeting: The Amended By-Laws provide that the annual meeting of the stockholders of the Corporation is to be held on such date and at such time as is designated by the Board of Directors. The Former By-Laws provided that the annual meeting of the stockholders would be held in July of each year on a date designated by the Board of Directors, or if no date is designated, on the last Thursday of July.

•	Vote Required for Stockholder Action: The Amended By-Laws clarify the vote required for stockholder action. In general, under the Amended By-Laws, the required vote for stockholder action will be deemed to be obtained if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition, except in cases where a different voting requirement is specified under the Articles of Incorporation or the By-Laws or under applicable law or stock exchange requirements. The Former By-Laws contained a similar provision, but this provision did not reflect all of the exceptions referred to above.

•	Advance Notice Provisions: The Amended By-Laws provide that certain advance notice requirements apply to both (i) stockholder nominations of directors and (ii) stockholder proposals. In both cases, in order to be timely, a stockholder nomination or stockholder proposal to be acted on at an annual meeting of the stockholders will generally need to be submitted at least 90 days prior to the anniversary of the preceding year’s annual meeting. Stockholder nominations to be acted on at a special meeting of the stockholders will generally need to be submitted by the later of 60 days prior to the date of the meeting or ten days after public disclosure of the date of the meeting was made by the Corporation. The Former By-Laws required advance notice for stockholder nominations of directors, but did not contain advance notice provisions applicable to stockholder proposals.

•	Compensation of Directors: The Amended By-Laws provide that directors may receive such compensation as is determined by the Board of Directors. The Former By-Laws provided that the directors could be awarded fixed sums or a stated salary for their services, or could be awarded stock options in lieu of cash payments or receive a combination of stock options and cash payments.

•	Compensation of Officers: The Amended By-Laws provide that the salaries and other compensation of officers may be fixed by the Board of Directors (or a duly authorized committee) or, in the case of officers other than the Chairman of the Board of Directors, the Chief Executive Officer or the President, by an officer to whom the Board of Directors (or a duly authorized committee) has delegated its authority. The Former By-Laws provided that the salaries of all officers of the Corporation would be fixed by the Board of Directors.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description

3.1	By-Laws of Centex Corporation (Amended and Restated as of October 11, 2005)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
	By:	/s/ JAMES R. PEACOCK III
		Name:	James R. Peacock III
		Title:	Vice President, Deputy General Counsel and Secretary

Date: October 12, 2005

EXHIBIT INDEX

Exhibit
Number	Description
3.1	By-Laws of Centex Corporation (Amended and Restated as of October 11, 2005)